Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ConnectOne Bancorp, Inc. (formerly Center Bancorp, Inc,)
Englewood Cliffs, NJ

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-196933, No. 333-100884, No. 333-110710, No. 333-157189, No. 333-165787, and No. 333-189210 and Form S-8 No. 333-197239, No. 333-37436, No. 333-37434, No. 333-116174, No. 333-125747, No. 333- 148323 and No. 333-160111 of ConnectOne Bancorp, Inc. of our report dated March 13, 2013, relating to the 2012 consolidated financial statements of ConnectOne Bancorp, Inc., which appear in this Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP
Baker Tilly Virchow Krause, LLP
Allentown, Pennsylvania
March 13, 2015